Exhibit 99.10

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of registration statement no. 33-75280.

                                                  ARTHUR ANDERSEN LLP


New York, New York
April 28, 1999